                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                TZ HOLDINGS, INC.


         FIRST: The date of filing of the Certificate of Incorporation of TZ Holdings, Inc., a Delaware corporation (the "CORPORATION"), with the Delaware Secretary of State was January 12, 2004.

         SECOND: The undersigned officer hereby files this Amended and Restated Certificate of Incorporation, amending and restating the Corporation's Certificate of Incorporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         THIRD: Written consent has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         FOURTH: The Certificate of Incorporation of the Corporation is Amended and Restated as follows:

                                   ARTICLE I

         The name of the Corporation is hereby changed to Securus Technologies, Inc.

                                   ARTICLE II

         The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The Corporation is to have perpetual existence.

                                   ARTICLE IV

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as the same exists or may hereafter be amended ("DELAWARE LAW").

                                   ARTICLE V

         The Corporation shall have the authority to issue 1,000,000 shares of capital stock, $.01 par value per share, of which 940,000 shares are designated Common Stock, $.01 par value per share (the "COMMON STOCK"), and 60,000 shares are designated Class B Common Stock, $.01 par value per share (the "CLASS B COMMON STOCK").

A.       COMMON STOCK

         1. DIVIDENDS. The holders of the Common Stock and the Class B Common Stock shall be entitled to receive such dividends, if any, when, as and if declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of the holders of capital stock of the Corporation.

         2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Class B Common Stock or any other class of series of capital stock, holders of each share of the Common Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to $57 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock) plus all accrued or declared and unpaid dividends thereon.

         3. VOTING RIGHTS. The holders of the Common Stock and the Class B Common Stock shall be entitled to collectively vote as a single class on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of the Common Stock and the Class B Common Stock shall be entitled to one (1) vote for each share of such stock held by such holder. There shall be no cumulative voting by the holders of the Common Stock and the Class B Common Stock.

         4. VESTING. The Class B Common Stock are subject to certain time-based and performance-based vesting criteria. The terms of such vesting criteria shall be set forth in the Restricted Stock Purchase Agreements entered into by and between the Corporation and the holders of the Class B Common Stock from time to time (collectively, the "RESTRICTED PURCHASE AGREEMENTS").

         5. CONVERSION RIGHTS FOR THE CLASS B COMMON STOCK. The holders of the Class B Common Stock shall have following rights with respect to the conversion of the Class B Common Stock into shares of Common Stock:

                  (a) GENERAL. Subject to and in compliance with the provisions of this Section A.5, each share of Class B Common Stock that is fully vested pursuant to Section A.4 hereof may, at the option of the holder, be converted into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of shares of Class B Common Stock shall be entitled upon conversion shall be equal to (i) the Applicable Conversion Rate for the applicable class of Class B Common Stock multiplied by (ii) the number of shares of Class B Common Stock being converted.

                  (b) APPLICABLE CONVERSION RATE FOR THE CLASS B COMMON STOCK. The "APPLICABLE CONVERSION RATE FOR THE CLASS B COMMON STOCK" shall initially be one (1), which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock. Upon any such event, the Applicable Conversion Rate for the Class B Common Stock shall be adjusted by multiplying the then effective Applicable Conversion Rate for the Class B Common Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event, and the product so obtained shall thereafter be the Applicable Conversion Rate for the Class B Common Stock.

                  (c) CAPITAL RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Class B Common Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reclassification or otherwise (other than a subdivision or combination of shares provided for elsewhere in this Section A.5), then and in each such event, the holder of each share of Class B Common Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such capital reclassification or other change by holders of the number of shares of Common Stock into which such shares of Class B Common Stock might have been converted immediately prior to such capital reclassification or other change, subject to the vesting criteria referred to in Section A.4 hereof.

B.       CONVERSION MECHANICS.

         1. CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Applicable Conversion Rate for the Class B Common Stock, the Corporation at its expense will furnish each holder of such Class B Common Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

         2. EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Class B Common Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Class B Common Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Convertible being converted, shall be the "CONVERSION DATE." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Class B Common Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Class B Common Stock in accordance with the provisions of this Certificate of Incorporation, and cash, as provided in Section B.3, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Class B Common Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of

Common Stock upon conversion of the Class B Common Stock, other than any taxes payable with respect to income by the holders thereof.

         3. CASH IN LIEU OF FRACTIONAL SHARES. The Corporation may, if it so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Class B Common Stock. If the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the shares of Class B Common Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Class B Common Stock being converted at any one time by any holder thereof, not upon each share of Class B Common Stock being converted.

         4. PARTIAL CONVERSION. In the event some but not all of the shares of Class B Common Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Class B Common Stock which were not converted.

         5. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class B Common Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         6. SALE OF THE CORPORATION. Except as otherwise provided in a Restricted Stock Purchase Agreement evidencing the right to purchase shares of Class B Common Stock, immediately following the closing of a Sale of the Corporation (as such term is defined in the Stockholders Agreement of the Corporation), shares of Class B Common Stock that remain unvested following the consummation of such Sale of the Corporation shall terminate and be deemed to be no longer issued and outstanding, regardless of whether or not the holders of such Class B Common Stock surrender to the Corporation the certificates representing such Class B Common Stock. Such shares of the unvested Class B Common Stock shall be deemed canceled without any further action on the part of, or the giving of notice by, either the Corporation or any holder of Class B Common Stock.

                                   ARTICLE VI

         Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote required by statute for the proposed corporate action or such higher percentage of the vote than may be required by this Certificate of

Incorporation, provided that prompt notice shall be given to non-consenting stockholders of the taking of corporate action without a meeting and by less than unanimous consent.

                                  ARTICLE VII

         The holders of the Common Stock and the Class B Common Stock shall have no preemptive rights (other than any contractual preemptive rights that may hereafter be granted by the Corporation) to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

         A. The Corporation shall indemnify any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         B. The Corporation shall indemnify any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such other court shall deem proper.

         C. To the extent that a director, officer, employee or agent of a corporation (and the heirs, executors or administrators of such person) has been successful on the merits or otherwise in defense of any action, suit or proceedings referred to in subsections A and B, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         D. Any indemnification under subsections A and B (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections A and B. Such determination shall be made
(i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders.

         E. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceedings may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in Section 145 of Delaware Law. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         F. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation shall be permitted to enter into contracts directly with its officers and directors providing the maximum indemnity and relief from liability permitted under Delaware Law.

         G. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Delaware Law or any amendment thereto or successor provision thereto or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date of filing this amendment with the Secretary of State of Delaware. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article

VII shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim which but for this
Article VII would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE VIII

         The private property or assets of the stockholders of the Corporation shall not, to any extent whatsoever, be subject to the payment of debts of the Corporation.

                                   ARTICLE IX

         Elections of directors need not be by written ballot, unless otherwise provided in the by-laws of the Corporation.

                                   ARTICLE X

         In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by Delaware Law, or other laws of the State of Delaware, the board of directors is expressly authorized (i) to make, alter, or repeal the by-laws of the Corporation or to adopt new by-laws;
(ii) to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation; and (iii) to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and reduce any such reserve in the manner in which it was created.

                                   ARTICLE XI

         The number of the members of the board of directors shall be fixed by, or changed in the manner provided in, the by-laws.

                                  ARTICLE XII

         The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this ____ day of August, 2004.



                                       By: /s/ Brian Schwartz
                                           -------------------------------------
                                           Brian Schwartz
                                           President

                            CERTIFICATE OF AMENDMENT
                                       TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           SECURUS TECHNOLOGIES, INC.

It is hereby certified that:

         1. The name of the corporation is Securus Technologies, Inc., a Delaware corporation (the "CORPORATION").

         2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article V in its entirety and by substituting in lieu of said Article V the following new Article V:

                                   "ARTICLE V

                  The Corporation shall have the authority to issue 1,000,000 shares of capital stock, $.01 par value per share, of which 935,000 shares are designated Common Stock, $.01 par value per share (the "COMMON STOCK"), and 65,000 shares are designated Class B Common Stock, $.01 par value per share (the "CLASS B COMMON STOCK").

         A.       COMMON STOCK

                  1. DIVIDENDS. The holders of the Common Stock and the Class B Common Stock shall be entitled to receive such dividends, if any, when, as and if declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of the holders of capital stock of the Corporation.

                  2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Class B Common Stock or any other class of series of capital stock, holders of each share of the Common Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to $57 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock) plus all accrued or declared and unpaid dividends thereon.

                  3. VOTING RIGHTS. The holders of the Common Stock and the Class B Common Stock shall be entitled to collectively vote as a single class on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of the Common Stock and the Class B Common Stock shall be entitled to one (1) vote for each share of such stock held by such holder. There shall be no cumulative voting by the holders of the Common Stock and the Class B Common Stock.

                  4. VESTING. The Class B Common Stock is subject to certain time-based and performance-based vesting criteria. The terms of such vesting criteria shall be set forth in the Restricted Stock Purchase Agreements entered into by and between the Corporation and the holders of the Class B Common Stock from time to time (collectively, the "RESTRICTED PURCHASE AGREEMENTS").

                  5. CONVERSION RIGHTS FOR THE CLASS B COMMON STOCK. The holders of the Class B Common Stock shall have following rights with respect to the conversion of the Class B Common Stock into shares of Common Stock:

                           (a) GENERAL. Subject to and in compliance with the provisions of this Section A.5, each share of Class B Common Stock that is fully vested pursuant to Section A.4 hereof may, at the option of the holder, be converted into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of shares of Class B Common Stock shall be entitled upon conversion shall be equal to (i) the Applicable Conversion Rate for the applicable class of Class B Common Stock multiplied by (ii) the number of shares of Class B Common Stock being converted.

                           (b) APPLICABLE CONVERSION RATE FOR THE CLASS B COMMON STOCK. The "APPLICABLE CONVERSION RATE FOR THE CLASS B COMMON STOCK" shall initially be one (1), which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock. Upon any such event, the Applicable Conversion Rate for the Class B Common Stock shall be adjusted by multiplying the then effective Applicable Conversion Rate for the Class B Common Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event, and the product so obtained shall thereafter be the Applicable Conversion Rate for the Class B Common Stock.

                           (c) CAPITAL RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Class B Common Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reclassification or otherwise (other than a subdivision or combination of shares provided for elsewhere in this Section A.5), then and in each such event, the holder of each share of Class B Common Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such capital reclassification or other change by holders of the number of shares of Common Stock into which such shares of Class B Common Stock might have been converted immediately prior to such capital reclassification or other change, subject to the vesting criteria referred to in Section A.4 hereof.

         B.       CONVERSION MECHANICS.

                  1. CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Applicable Conversion Rate for the Class B Common Stock, the Corporation at its expense will furnish each holder of such Class B Common Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  2. EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Class B Common Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Class B Common Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Convertible being converted, shall be the "CONVERSION DATE." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Class B Common Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Class B Common Stock in accordance with the provisions of this Certificate of Incorporation, and cash, as provided in Section B.3, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Class B Common Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Class B Common Stock, other than any taxes payable with respect to income by the holders thereof.

                  3. CASH IN LIEU OF FRACTIONAL SHARES. The Corporation may, if it so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Class B Common Stock. If the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the shares of Class B Common Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Class B Common Stock being converted at any one time by any holder thereof, not upon each share of Class B Common Stock being converted.

                  4. PARTIAL CONVERSION. In the event some but not all of the shares of Class B Common Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Class B Common Stock which were not converted.

                  5. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class B Common Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  6. SALE OF THE CORPORATION. Except as otherwise provided in a Restricted Stock Purchase Agreement evidencing the right to purchase shares of Class B Common Stock, immediately following the closing of a Sale of the Corporation (as such term is defined in the Stockholders Agreement of the Corporation), shares of Class B Common Stock that remain unvested following the consummation of such Sale of the Corporation shall terminate and be deemed to be no longer issued and outstanding, regardless of whether or not the holders of such Class B Common Stock surrender to the Corporation the certificates representing such Class B Common Stock. Such shares of the unvested Class B Common Stock shall be deemed canceled without any further action on the part of, or the giving of notice by, either the Corporation or any holder of Class B Common Stock."

         3. The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Amended and Restated Certificate of Incorporation this ___ day of September 2004.



                                       By: /s/ Lewis Schoenwetter
                                           -------------------------------------
                                       Name:  Lewis Schoenwetter
                                       Title:  Secretary








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